As filed with the United States Securities and Exchange Commission on August 10, 2011

Registration No. 333-175735

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Loyalty Alliance Enterprise Corporation

(Exact name of Registrant as specified in its charter)

Cayman Islands	7380	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Loyalty Alliance Enterprise Corporation

Suite 6005, 60/F, Central Plaza

18 Harbour Road, Wanchai, Hong Kong

Attn: Frederick Sum, Chief Executive Officer

(852) 2511-0386

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

111 8th Avenue, 13th Floor

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carmen Chang, Esq. Nathaniel P. Gallon, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Jeffrey Cannon, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 38th Floor, Jin Mao Tower 88 Century Boulevard Pudong, Shanghai 200121 People’s Republic of China (8621) 6165-1700	Alan D. Seem, Esq. Shearman & Sterling LLP 12th Floor East Tower Twin Towers B-12 Jianguomenwai Dajie Beijing, 100022 People’s Republic of China (8610) 5922 8000	Shuang Zhao, Esq. Shearman & Sterling LLP c/o 12th Floor Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong (852) 2978-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(4)
Ordinary shares, par value $0.0001 per share(3)	$92,588,800	$10,750

(1)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes (a) ordinary shares that may be purchased by the underwriter pursuant to an over-allotment option, and (b) ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of its distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6. Each American depositary share represents 15 ordinary shares.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

Loyalty Alliance Enterprise Corporation has prepared this Amendment No. 5 to the Registration Statement on Form F-1 (File No. 333-175735) for the purpose of re-filing Exhibit 23.1 to the Registration Statement. This Amendment No. 5 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy post-offering, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

Pursuant to the form of indemnification agreements filed as Exhibit 10.5 to this Registration Statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Since our inception in September 2009, the following securities have been sold in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Act”), as a transaction not involving a public offering:

•

On September 17, 2009, one ordinary share was allotted to our service company in the Cayman Islands in connection with the formation of our company, which share was transferred to PayEase Corp. on the same day.

•

On October 10, 2009, we issued 18,028,604 ordinary shares, 432,358 Series A preferred shares, 2,125,000 Series B preferred shares, 568,052 Series C preferred shares, 13,301,772 Series D preferred shares, 23,006,778 Series E preferred shares and 24,999,995 Series F preferred shares to PayEase Corp. for par value for each share.

•	On January 21, 2010, we issued an additional 442,634 Series D preferred shares to PayEase Corp. for par value for each share.

•	In December 2010, we issued 3,216,666 ordinary shares to a company pursuant to a previous obligation to PayEase which we reserved for in connection with the spin-off from PayEase.

•	In May 2011, we issued 250,000 ordinary shares to a service provider upon the exercise of an option for services previously rendered to us.

Since our inception in September 2009, the following securities have been sold in reliance upon Rule 701 promulgated under Section 3(b) of the Act, or alternatively under Section 4(2) of the Act:

•	On February 1, 2010, we issued an aggregate of 17,250,000 ordinary shares to three of our executive officers upon the exercise of options having an exercise price of $0.057 per share.

•

In December 2010, we issued 317,500 ordinary shares to one of our directors for services previously performed for us, and 139,849 Series D preferred shares to five current or former employees or service providers pursuant to the exercise of options issued under our Mirror 2004 Special Purpose Stock Option Plan, all in exchange for services previously performed for us.

•

In March 2011, we issued an aggregate of 3,255,000 ordinary shares to two of our executive officers upon the exercise of options having an exercise price of $0.096 per share for services previously performed for us.

•	In April 2011, we issued an aggregate of 3,185,517 ordinary shares upon the exercise of options to our chief executive officer and one of our directors for services previously rendered to us.

•	In May 2011, we issued an aggregate of 230,000 ordinary shares upon the exercise of options to five employees for services previously rendered to us.

In May 2011, we issued an aggregate of 8,195,662 Series G preferred shares to 33 accredited investors for $2.12 per share in reliance on Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

3.1*	Memorandum and Articles of Association of the Registrant, as currently in effect

3.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant

4.1*	Registrant’s Form of American Depositary Receipt (included in Exhibit 4.3)(1)

4.2*	Registrant’s Form of Certificate for Ordinary Shares

4.3*	Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners from time to time of American depositary shares issued thereunder(1)

4.4*	Investors’ Rights Agreement, dated as of May 12, 2011, among the Registrant and other parties therein

5.1*	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered

8.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Registrant, regarding certain United States tax matters

10.1*	Mirror 2004 Stock Option Plan

10.2*	Mirror 2004 Special Purpose Stock Option Plan

10.3*	Mirror 2006 Equity Incentive Plan

10.4*	2009 Equity Incentive Plan

10.5*	Form of Indemnification Agreement with the Registrant’s directors and executive officers

10.6*	Cross License Agreement, dated February 14, 2011, between the Registrant and PayEase Corp.

10.7*	Master Separation Agreement, dated January 21, 2010 between the Registrant and PayEase Corp.

10.8*	Transition Services Agreement, dated February 1, 2010, between the Registrant and PayEase Corp.

10.9*	Nominee Agreement dated December 3, 2010 between the Registrant and PayEase Beijing (HK) Limited

10.10*	English translation of Software Copyright Transfer Agreement dated February 12, 2011 between Talkie Technology (Shenzhen) Co., Ltd. and PayEase Technology (Beijing) Co., Ltd.

Exhibit No.	Description
10.11*	English translation of Software Copyright Transfer Agreement dated February 12, 2011 between Zhiteng Infotech (Shenzhen) Co., Ltd. and PayEase Technology (Beijing) Co., Ltd.

10.12*	Form of Confidential Information and Invention Assignment Agreement (for PRC Employees) of the Registrant

10.13*	Form of Employee Confidential Information and Invention Assignment Agreement (for Hong Kong Employees) of the Registrant

10.14*	Form of At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (for California Employees) of the Registrant

10.15*	2011 Equity Incentive Plan

10.16*	Form Employment Agreement by and between the Registrant and each of the Chairman of the Board of Directors, the Chief Executive Officer and Chief Financial Officer of the Registrant

10.17*	Form Employment Agreement by and between the Registrant and each of the executive officers of the Registrant other than the Chairman of the Board of Directors, the Chief Executive Officer and Chief Financial Officer of the Registrant

10.18*	Indemnification and Insurance Matters Agreement, dated as of July 1, 2011, by and between the Registrant and PayEase Corp.

10.19*	Amended and Restated Assumption Agreement executed by PayEase Technology (Beijing) Co., Ltd., the Registrant and PayEase Beijing (HK) Limited

21.1*	Subsidiaries of the Registrant

23.1	Consent of Ernst & Young Hua Ming

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 8.1)

23.4*	Consent of Commerce & Finance Law Offices (included in Exhibit 99.1)

24.1*	Powers of Attorney (included on signature page)

99.1*	Opinion of Commerce & Finance Law Offices, counsel to the Registrant, regarding certain PRC legal matters

99.2*	Consent of CCID Consulting Company Limited

*	Previously filed.
(1)

Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-175739), which will be filed with the Securities and Exchange Commission with respect to American depositary shares representing ordinary shares.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the consolidated financial statements or related notes.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong on this 10th day of August 2011.

LOYALTY ALLIANCE ENTERPRISE CORPORATION

By:	/S/ FREDERICK SUM
Name:	Frederick Sum
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/S/ FREDERICK SUM Frederick Sum	Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2011

/S/ DEBORAH WANG Deborah Wang	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 10, 2011

* Xinxiang Chen	Director	August 10, 2011

* Max Fang	Director	August 10, 2011

* Abraham Jou	Chairman of the Board of Directors	August 10, 2011

* Philip Pearson	Director	August 10, 2011

* Charles Skibo	Director	August 10, 2011

* John Small	Director	August 10, 2011

* David S.C. Wang	Director	August 10, 2011

* By Deborah Wang,

attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Loyalty Alliance Enterprise Corporation, has signed this registration statement or amendment thereto on August 10, 2011.

LAEC ENTERPRISE CORPORATION,
a California Corporation

By:	/s/ Deborah Wang
Name:	Deborah Wang
Title:	Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1*	Memorandum and Articles of Association of the Registrant, as currently in effect

3.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant

4.1*	Registrant’s Form of American Depositary Receipt (included in Exhibit 4.3)(1)

4.2*	Registrant’s Form of Certificate for Ordinary Shares

4.3*	Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners from time to time of American depositary shares issued thereunder(1)

4.4*	Investors’ Rights Agreement, dated as of May 12, 2011, among the Registrant and other parties therein

5.1*	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered

8.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Registrant, regarding certain United States tax matters

10.1*	Mirror 2004 Stock Option Plan

10.2*	Mirror 2004 Special Purpose Stock Option Plan

10.3*	Mirror 2006 Equity Incentive Plan

10.4*	2009 Equity Incentive Plan

10.5*	Form of Indemnification Agreement with the Registrant’s directors and executive officers

10.6*	Cross License Agreement, dated February 14, 2011, between the Registrant and PayEase Corp.

10.7*	Master Separation Agreement, dated January 21, 2010 between the Registrant and PayEase Corp.

10.8*	Transition Services Agreement, dated February 1, 2010, between the Registrant and PayEase Corp.

10.9*	Nominee Agreement dated December 3, 2010 between the Registrant and PayEase Beijing (HK) Limited

10.10*	English translation of Software Copyright Transfer Agreement dated February 12, 2011 between Talkie Technology (Shenzhen) Co., Ltd. and PayEase Technology (Beijing) Co., Ltd.

10.11*	English translation of Software Copyright Transfer Agreement dated February 12, 2011 between Zhiteng Infotech (Shenzhen) Co., Ltd. and PayEase Technology (Beijing) Co., Ltd.

10.12*	Form of Confidential Information and Invention Assignment Agreement (for PRC Employees) of the Registrant

10.13*	Form of Employee Confidential Information and Invention Assignment Agreement (for Hong Kong Employees) of the Registrant

10.14*	Form of At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (for California Employees) of the Registrant

10.15*	2011 Equity Incentive Plan

10.16*	Form Employment Agreement by and between the Registrant and each of the Chairman of the Board of Directors, the Chief Executive Officer and Chief Financial Officer of the Registrant

Exhibit No.	Description

10.17*	Form Employment Agreement by and between the Registrant and each of the executive officers of the Registrant other than the Chairman of the Board of Directors, the Chief Executive Officer and Chief Financial Officer of the Registrant

10.18*	Indemnification and Insurance Matters Agreement, dated as of July 1, 2011, by and between the Registrant and PayEase Corp.

10.19*	Amended and Restated Assumption Agreement executed by PayEase Technology (Beijing) Co., Ltd., the Registrant and PayEase Beijing (HK) Limited

21.1*	Subsidiaries of the Registrant

23.1	Consent of Ernst & Young Hua Ming

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 8.1)

23.4*	Consent of Commerce & Finance Law Offices (included in Exhibit 99.1)

24.1*	Powers of Attorney (included on signature page)

99.1*	Opinion of Commerce & Finance Law Offices, counsel to the Registrant, regarding certain PRC legal matters

99.2*	Consent of CCID Consulting Company Limited

*	Previously filed.
(1)

Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-175739), filed with the Securities and Exchange Commission with respect to American depositary shares representing ordinary shares.